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                                                                    EXHIBIT 23.4



           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


         We hereby consent to the incorporation by reference of our name in the Annual Report on Form 10-K of Lomak Petroleum, Inc. (the "Company") for the year ended December 31, 1997 into the Company's Registration Statement on Form S-4, to which this consent is an exhibit. We also consent to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus included in the Registration Statement.



                                           NETHERLAND, SEWELL & ASSOCIATES, INC.



                                           By: /s/ CLARENCE M. NETHERLAND
                                               ----------------------------
                                               Clarence M. Netherland
                                               Chairman



Dallas, Texas

June 22, 1998